Exhibit 2.  Amendment to Articles of Incorporation.

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

Filed February 26, 1999

                                FOUR PEAKS, INC.
                               Name of Corporation

        I, the undersigned, James E. Pitochelli, President and Secretary of Four Peaks Group, Inc., does hereby certify:

        That the Board of Directors of said corporation at a meeting duly convened, held on the 19th day of February, 1999, adopted a Resolution to amend the original Articles of incorporation as follows;

RESOLVED: That the number of shares of the corporation authorized and entitled to vote on an amendment to the Articles of Incorporation is 1,000,000;

RESOLVED: That the authorized stock of the Company be and is hereby amended as follows:

                    100,000,000 shares of Common Stock with a par value of $.001 per share.

RESOLVED: That the said change(s) and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


/s/ James E. Pitochelli, President

/s/ James E. Pitochelli, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                             FOUR PEAKS GROUP, INC.


The undersigned, being the President and the Secretary of Four Peaks Group, Inc. a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and Shareholders at a meeting held on October 15, 1999, it was voted and adopted a resolution to amend the original Articles of Incorporation as follows:

The undersigned further certify that ARTICLE FOUR of the original Articles of Incorporation filed on the 28th day of June 1996 herein is amended to include as follows:

"The Corporation declare a 2 shares for 1 share forward stock split to be effective October 30, 1999."

The undersigned hereby certify that they have on this day October 15, 1999 executed this Certificate Amending that original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

/s/ Shirley A. Bethurum, President

/s/ Shirley A. Bethurum, Secretary